Exhibit 8.2

Law Offices

Silver, Freedman, Taff & Tiernan LLP

A Limited Liability Partnership Including Professional Corporations

3299 K STREET, N.W., SUITE 100

WASHINGTON, D.C. 20007

(202) 295-4500

WWW.SFTTLAW.COM

June 6, 2022

Emclaire Financial Corp.

612 Main Street

Emlenton, Pennsylvania 16373

Ladies and Gentlemen:

We have acted as special tax counsel to Emclaire Financial Corp., a Pennsylvania corporation (“Emclaire”), in connection with the preparation and filing by Farmers National Banc Corp., an Ohio corporation (“Farmers”), with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (together with the proxy statement/prospectus which forms a part thereof, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by Farmers of its shares of common stock, without par value (the “Shares”), in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated March 23, 2022 (together with the exhibits and schedules thereto, the “Merger Agreement”), by and among Emclaire, Farmers and FMNB Merger Subsidiary V, LLC, an Ohio limited liability company and wholly- owned subsidiary of Farmers (“Merger Sub”). Pursuant to the Merger Agreement, Emclaire will merge with and into Merger Sub (the “Merger”), with Merger Sub as the surviving corporation. Our opinion is being delivered to you in connection with the Registration Statement. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement, and references herein to the Merger Agreement shall include all exhibits and schedules thereto.

All section references herein are to the United States Internal Revenue Code of 1986, as amended (the “Code”), unless indicated otherwise. In rendering our opinion, we have reviewed and are relying upon the accuracy and completeness of the facts, information, covenants, statements, representations and warranties contained in originals or copies of the following documents (including all schedules and exhibits thereto):

1.    the Merger Agreement;

2.    the Registration Statement;

3.    representations concerning the Merger made to us by Emclaire and Farmers in letters dated as of the date hereof (the “Representation Letters”); and

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June 6, 2022

4.    such other instruments and documents related to Emclaire and Farmers and their respective affiliated companies as we have deemed necessary or appropriate.

In rendering this opinion, we have assumed and relied upon, without independent investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such copies, and the execution and delivery of all such documents. We have further assumed and relied upon, without independent investigation, the truth and accuracy at all relevant times of the representations, warranties, covenants and statements of fact made by Emclaire and Farmers and their respective management, employees, officers and directors in connection with the transactions incident to the Merger, including but not limited to those set forth in the Merger Agreement and the Representation Letters, and that any such representation, warranty or statement made “to the knowledge” (or similar qualification) of any person or party is correct without such qualification. In addition, we have assumed that all persons had, have or will have all requisite power and authority to execute and deliver all documents, agreements, records, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such persons, of all such documents, agreements, records, instruments and certificates and the validity and binding effect thereof.

We have further assumed and relied upon the fact that all parties to the transactions incident to the Merger and to any other documents examined by us have acted, and will continue to act, in accordance with the terms of the relevant documents, and the transactions incident to the Merger will be completed pursuant to and in accordance with the terms and conditions of the relevant documents without the waiver or modification of any such terms and conditions. We have also assumed that none of the parties will take any action after the Merger that would cause the Merger not to qualify as a reorganization within the meaning of Section 368(a) of the Code. Furthermore, we have assumed and relied upon the fact that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement.

Our conclusions represent our judgment as to the proper treatment of certain aspects of the Merger under the federal income tax laws of the United States based upon the Code, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the “IRS”) as in effect on the date of this opinion. Future legislative or administrative changes or court decisions, which may or may not be retroactive in application, or any change in facts from those upon which our opinions are based, may significantly modify the opinions set forth in this letter. Nevertheless, we undertake no responsibility to advise you of any developments after completion of the Merger in the application or interpretation of United States federal income tax laws. If (i) the relevant facts at the time of closing differ from those

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June 6, 2022

represented to us in the Representation Letters or reflected in the Merger Agreement, (ii) the Merger is completed under terms not contained in the Merger Agreement, (iii) our assumptions prove to be untrue, or (iv) the existing authorities are modified by legislative, administrative or judicial action, our conclusions may differ and our opinion may not be relied upon. In such event, we do not assume any responsibility to provide a revised opinion or other advice, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

As you are aware, no ruling has been or will be requested from the IRS concerning the United States federal income tax consequences of the Merger. We advise you that (i) an opinion of counsel represents only counsel’s best legal judgment and has no binding effect or official status of any kind, and (ii) there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to the position reflected in our opinion, or that our opinion will be upheld by the courts if challenged by the IRS.

Our opinion provided below addresses only the specific United States federal income tax consequences of the Merger set forth herein and does not address any other federal, state, local or foreign income, estate, gift, transfer, sales, use or other tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). We express no opinion regarding the tax consequences of the Merger to U.S. holders (as that term is defined in the Registration Statement) of Emclaire’s common stock that are subject to special tax rules. In addition, we express no opinion as to the tax treatment of, or effects resulting from, transactions which are not specifically addressed herein. We express no opinion as to whether the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger” addresses all of the United States federal income tax consequences of the Merger that may be applicable to Emclaire or Farmers or the holders of Emclaire’s common stock.

Based upon and in reliance on the assumptions and representations contained or referenced herein and in the Registration Statement, subject to the limitations and qualifications set forth herein and in the Registration Statement, and provided the Merger is consummated in accordance with the Merger Agreement and will be effective under the applicable laws of the State of Ohio, the Commonwealth of Pennsylvania and federal banking laws, we are of the opinion that for federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and we hereby confirm that the discussion set forth under the caption “THE MERGER—Material U.S. Federal Income Tax Consequences of the Merger” in the proxy statement/prospectus included in the Registration Statement, insofar as such discussion constitutes legal conclusions with respect to matters of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Merger applicable to U.S. holders (as such term is defined in the Registration Statement) of Emclaire’s common stock.

Emclaire Financial Corp.

June 6, 2022

This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement or the proxy statement/prospectus included therein, other than as expressly stated herein.

This opinion is to be used only in connection with the Registration Statement. This opinion is for your benefit and may only be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “THE MERGER – Material U.S. Federal Income Tax Consequences of the Merger” and “LEGAL MATTERS” in the proxy statement/prospectus included in the Registration Statement. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Silver, Freedman, Taff & Tiernan LLP

SILVER, FREEDMAN, TAFF & TIERNAN LLP